EXHIBIT 16.1

Peterson Sullivan LLP

Certified Public Accountants

601 Union Street, Suite 2300

Seattle, Washington  98101

September 13, 2011

Securities and Exchange Commission

100 F Street NE

Washington D.C.  20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of BlackBox Semiconductor, Inc. Amendment No. 1 to Form 8-K dated September 13, 2011, and have the following comment:

We agree with the statements made regarding the dismissal of Peterson Sullivan LLP.

Sincerely,

/S/ PETERSON SULLIVAN LLP

Peterson Sullivan LLP

Seattle, Washington